SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 6, 2009

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2009, EXACT Sciences Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) advising that for the prior 10 consecutive trading days, the Company’s market value of listed securities was below the minimum $35,000,000 requirement for continued inclusion on The NASDAQ Capital Market under Marketplace Rule 4310(c)(3) (the “Rule”).  NASDAQ also noted that the Company does not comply with either of the other alternatives for compliance with the Rule, which require minimum stockholders’ equity of $2,500,000 or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, respectively.  This notification has no effect on the listing of the Company’s common stock at this time.  The Company will be provided 90 calendar days, or until June 4, 2009, to regain compliance with the Rule.  If at any time before June 4, 2009, the Company’s market value of listed securities is $35,000,000 or more for a minimum of 10 consecutive business days, the NASDAQ staff will determine if the Company complies with the Rule.

If the Company does not regain compliance with the Rule by June 4, 2009, NASDAQ will provide the Company with written notification that the Company’s common stock will be delisted from the NASDAQ Capital Market.  At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules.  The Company is currently evaluating its alternatives to resolve the listing deficiency.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Press Release issued by the registrant on March 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

March 9, 2009	By:	/s/	Charles R. Carelli, Jr.
Charles R. Carelli, Jr.
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on March 9, 2009.